Exhibit 12

                                Hale and Dorr LLP
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000


                                                            DRAFT


                               September 30, 1999



Board of Trustees
Morgan Grenfell Investment Trust, on behalf of
Morgan Grenfell Emerging Markets Equity Fund
885 Third Avenue
New York, New York  10022

Board of Trustees
BT Investment Funds, on behalf of
Global Emerging Markets Equity Fund
One South Street
Baltimore, Maryland 21202

Dear Members of the Boards of Trustees:

      You have requested our opinion regarding certain federal income tax consequences described below of the acquisition by Morgan Grenfell Emerging Markets Equity Fund ("Acquiring Fund"), a series of Morgan Grenfell Investment Trust ("MG Trust"), of all of the assets of Global Emerging Markets Equity Fund ("Acquired Fund"), a series of BT Investment Funds ("BT Trust"), in exchange solely for (i) the assumption by Acquiring Fund of certain scheduled liabilities of Acquired Fund and (ii) the issuance of the Institutional class of voting shares of beneficial interest of Acquiring Fund (the "Acquiring Fund Shares") to Acquired Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of the Acquiring Fund Shares to the shareholders of Acquired Fund and the termination of Acquired Fund (the foregoing together constituting the "reorganization" or the "transaction").

      In rendering this opinion, we have examined and relied upon the facts stated and representations made in (i) the combined prospectus for Acquiring Fund and certain other Morgan Grenfell International mutual funds, dated March 1, 1999, (ii) the combined statement of additional information for Acquiring Fund and certain other Morgan Grenfell International mutual funds, dated March 1, 1999, (iii) the prospectus for Acquired Fund and certain other BT mutual funds, dated January 31, 1999, (iv) the statement of additional information for Acquired Fund and certain

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 2


other BT mutual funds, dated January 31, 1999, (v) the Notice of Meeting of Shareholders Scheduled for September 29, 1999 and the accompanying proxy statement and prospectus relating to the transaction dated August 16, 1999 (the "Proxy Statement"), (vi) the Agreement and Plan of Reorganization, made ____________, 1999, between Acquiring Fund and Acquired Fund (the "Agreement"),
(vii) the representation letters on behalf of Acquiring Fund and Acquired Fund referred to below and (viii) such other documents as we deemed appropriate.

      In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have assumed that all parties to the Agreement have acted and will act in accordance with the terms of the Agreement and all other documents relating to the transaction and that the transaction will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Agreement, as well as those representations contained in the representation letters referred to below are, on the date hereof, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is correct without such qualification. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

      The conclusions expressed herein represent our judgment regarding the proper treatment of certain aspects of the transaction affecting Acquiring Fund, Acquired Fund and the shareholders of Acquired Fund on the basis of our analysis of the Internal Revenue Code of 1986, as amended (the "Code"), case law, Treasury regulations and the rulings and other pronouncements of the Internal Revenue Service (the "Service") which exist at the time this opinion is rendered. Such authorities are subject to prospective or retroactive change, and we do not undertake any responsibility to advise you of any such change. Our opinion represents our best judgment regarding how a court would decide if presented with the issues addressed herein and is not binding upon the Service or any court. Moreover, our opinion does not provide any assurance that a position taken in reliance on such opinion will not be challenged by the Service and does not constitute any representation or warranty that such position, if so challenged, will not be rejected by a court.

      This opinion addresses only the specific United States federal income tax consequences of the transaction set forth below, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, or other tax consequences that may result from the transaction or any other transaction.

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 3


                                      FACTS
                                      -----

      We understand that the facts relating to the transaction are as described hereinafter.

      Acquiring Fund is a series of MG Trust, a business trust established under the laws of the State of Delaware in 1993. MG Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Acquiring Fund has been operating as an investment company since the inception of its business in 1994. Acquiring Fund is one of the twenty-two series of MG Trust. Each series of MG Trust has assets and liabilities that are separate from those of each other series, and each such series is treated as a separate corporation and regulated investment company under Section 851(g) of the Code.

      The investment objective of Acquiring Fund is to seek capital appreciation. To pursue this objective, the Fund invests primarily in equity securities of companies located in emerging securities markets, i.e., those smaller, less experienced securities markets located in Latin America, Europe, the Middle East, Africa and Asia. Up to 35% of Acquiring Fund's total assets may include cash equivalents, investment grade fixed income securities, and equity and equity-related securities traded in developed markets.

      Acquired Fund is a series of BT Trust, a business trust established under the laws of The Commonwealth of Massachusetts in 1986. BT Trust is registered as an open-end investment company under the 1940 Act. Acquired Fund has been operating as an investment company since the inception of its business in 1998. Acquired Fund is one of twenty series of BT Trust. Each series of BT Trust has assets and liabilities that are separate from those of each other series, and each such series is treated as a separate corporation and regulated investment company under Section 851(g) of the Code.

      The investment objective of Acquired Fund is to seek long-term capital growth. Acquired Fund pursues this objective by investing in stocks and other equity securities of companies in the world's emerging markets. An emerging market is defined as one that has experienced comparatively little industrialization. Acquired Fund may invest up to 35% of its assets in emerging market bonds and other debt securities. Acquired Fund seeks to achieve its investment objective by investing all of its assets in a "master" portfolio, Global Emerging Markets Equity Portfolio ("BT Portfolio"), which has the same investment objective as Acquired Fund. BT Portfolio is classified as a partnership under the Code, and Acquired Fund is a partner in BT Portfolio. Acquired Fund's beneficial interest in BT Portfolio has exceeded % of the total outstanding beneficial interests in BT Portfolio at all times since the

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 4


inception of Acquired Fund's investment business. Prior to the transaction, Acquired Fund will redeem its entire interest in BT Portfolio in exchange for a pro rata share of the portfolio securities and other assets of BT Portfolio, which will be transferred to Acquired Fund in the transaction as described below.

      The steps comprising the reorganization, as set forth in the Agreement, are as follows:

      (i) Acquired Fund will transfer to Acquiring Fund all of its assets (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, cash and other assets). In exchange for the assets transferred to it, Acquiring Fund will (A) assume certain scheduled liabilities of Acquired Fund (comprising all of its known liabilities that have not been discharged prior to the closing date of the transaction and referred to hereinafter as the "Acquired Fund Liabilities") and (B) issue Acquiring Fund Shares to Acquired Fund that have an aggregate net asset value equal to the value of the assets transferred to Acquiring Fund by Acquired Fund, less the Acquired Fund Liabilities assumed by Acquiring Fund.

      (ii) Promptly after the transfer of its assets to Acquiring Fund, Acquired Fund will distribute in liquidation the Acquiring Fund Shares it receives in the exchange to Acquired Fund shareholders pro rata in exchange for their surrender of their shares of beneficial interest of Acquired Fund ("Acquired Fund Shares").

      (iii) After such exchanges, liquidation and distribution, the existence of Acquired Fund will be promptly terminated in accordance with Massachusetts law.

      The Agreement and the transactions contemplated thereby were approved by the Board of Trustees of MG Trust, on behalf of Acquiring Fund, at a meeting held on June 9, 1999. Acquiring Fund shareholders are not required and were not asked to approve the transaction. The Agreement and the transactions contemplated thereby were approved by the Board of Trustees of BT Trust, on behalf of Acquired Fund, at a meeting held on June ___, 1999, subject to the approval of Acquired Fund shareholders. Acquired Fund shareholders approved the transaction at a meeting held on September 29, 1999.

      Massachusetts law does not provide dissenters' rights for Acquired Fund shareholders in the transaction. Additionally, it is the position of the Division of Investment Management of the Securities and Exchange Commission that appraisal rights, in contexts such as the reorganization, are inconsistent with Rule 22c-1 under the 1940 Act and are therefore preempted and invalidated by such rule.

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 5


Consequently, Acquired Fund shareholders will not have dissenters' or appraisal rights in the transaction.

      Our opinions set forth below are subject to the following factual assumptions being true and correct (including statements relating to future actions and facts represented to be to the best knowledge of management, whether or not known). Authorized representatives of Acquiring Fund and Acquired Fund have represented to us by letters of even date herewith that the following assumptions are true and correct:

      (a) Neither Acquiring Fund nor any person treated as related to Acquiring Fund under Treasury Regulation Section 1.368-1(e)(3) has any plan or intention to redeem or otherwise reacquire any of the Acquiring Fund Shares received by shareholders of Acquired Fund in the transaction except in the ordinary course of Acquiring Fund's business in connection with its legal obligation under
Section 22(e) of the 1940 Act as a registered open-end investment company to redeem its own shares (which obligation is not in connection with, modified in connection with, or in any way related to the transaction).

      (b) After the transaction, Acquiring Fund will continue the historic business of Acquired Fund and will use all of the assets acquired from Acquired Fund, which are Acquired Fund's historic business assets, i.e., assets not acquired by Acquired Fund (other than by redemption of its interest in BT Portfolio) or by BT Portfolio as part of or in contemplation of the transaction, in the ordinary course of a business.

      (c) Acquiring Fund has no plan or intention to sell or otherwise dispose of any assets of Acquired Fund acquired in the transaction, except for dispositions made in the ordinary course of its business (i.e., dispositions resulting from investment decisions made after the reorganization on the basis of investment considerations independent of the reorganization) or to maintain its qualification as a regulated investment company under Subchapter M of the Code.

      (d) The shareholders of Acquiring Fund and the shareholders of Acquired Fund will bear their respective expenses, if any, in connection with the transaction.

      (e) Bankers Trust Company will bear all of the expenses that are or would otherwise be incurred by Acquiring Fund and Acquired Fund in connection with the transaction, except that Acquired Fund will bear the fees and expenses incurred in connection with its liquidation and termination.

      (f) There is no indebtedness between Acquiring Fund and Acquired Fund.

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 6


      (g) Acquired Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as a regulated investment company for each taxable year since inception, and qualifies as such for its taxable year ending on the closing date of the transaction.

      (h) Acquiring Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as a regulated investment company for each taxable year since inception, and qualifies as such as of the date of the transaction.

      (i) Neither Acquiring Fund nor Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (j) Acquiring Fund does not own and has never owned, directly or indirectly, any shares of Acquired Fund.

      (k) Acquiring Fund will not pay cash in lieu of fractional shares in connection with the transaction.

      (l) As of the date of the transaction, the fair market value of the Acquiring Fund Shares issued to Acquired Fund in exchange for the assets of Acquired Fund is approximately equal to the fair market value of the assets of Acquired Fund received by Acquiring Fund, minus the Acquired Fund Liabilities assumed by Acquiring Fund. Acquiring Fund will not furnish any consideration in connection with the acquisition of Acquired Fund's assets other than the assumption of these Acquired Fund Liabilities and the issuance of these Acquiring Fund Shares.

      (m) Acquired Fund shareholders will not be in control (within the meaning of Sections 368(a)(2)(H)(i) and 304(c) of the Code, which provide that control means the ownership of shares possessing at least 50% of the total combined voting power of all classes of shares that are entitled to vote or at least 50% of the total value of shares of all classes) of Acquiring Fund after the transaction.

      (n) The principal business purposes of the transaction are to combine the assets of Acquiring Fund and Acquired Fund in order to capitalize on potential economies of scale in expenses, including the costs of accounting, legal, transfer agency, insurance, custodial, and administrative services, to eliminate adverse effects on the marketing and potential asset growth of Acquiring Fund and Acquired Fund that may result from the existence of competing funds with essentially identical investment objectives and primary investment strategies within the same fund

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 7


complex, to benefit from Acquiring Fund's anticipated better performance, and to increase diversification.

      (o) As of the date of the transaction, the fair market value of the Acquiring Fund Shares received by each shareholder that holds Acquired Fund Shares is approximately equal to the fair market value of the Acquired Fund Shares surrendered by such shareholder. No property other than Acquiring Fund Shares will be distributed to shareholders of Acquired Fund in exchange for their Acquired Fund Shares, nor will any such shareholder receive cash or other property as part of the transaction.

      (p) There is no plan or intention on the part of any shareholder of Acquired Fund that owns beneficially 5% or more of the Acquired Fund Shares and, to the best knowledge of management of Acquired Fund, there is no plan or intention on the part of the remaining shareholders of Acquired Fund, in connection with the transaction, to engage in any transaction with Acquired Fund, Acquiring Fund, or any person treated as related to Acquired Fund or Acquiring Fund under the standards made applicable by Treasury Regulation
Section 1.368-1(e)(1)(i) involving the sale, redemption, exchange, transfer, pledge, or other disposition resulting in a direct or indirect transfer of the risks of ownership (a "Sale") of any of the Acquired Fund Shares or any of the Acquiring Fund Shares to be received in the transaction that, considering all Sales, would reduce the aggregate ownership of the Acquiring Fund Shares by former Acquired Fund shareholders to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding Acquired Fund Shares as of the same date. All Sales involving shares of Acquired Fund and Acquiring Fund held by Acquired Fund shareholders that have occurred or will occur in connection with the transaction are taken into account for purposes of this representation. No such Sale that is in connection with the transaction has, to the best knowledge of the management of Acquired Fund, occurred on or prior to the date of the transaction.

      (q) Acquired Fund assets transferred to Acquiring Fund comprise at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquired Fund immediately prior to the transaction. For purposes of this representation, amounts used by Acquired Fund to pay its outstanding liabilities and all redemptions and distributions (except for redemptions in the ordinary course of business upon demand of a shareholder that Acquired Fund is required to make as an open-end investment company pursuant to Section 22(e) of the 1940 Act and regular, normal dividends, which dividends include any final distribution of previously undistributed investment company taxable income and net capital gain for Acquired Fund's final taxable year ending on the date of the transaction) made by Acquired Fund

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 8


immediately preceding the transaction are taken into account as assets of Acquired Fund held immediately prior to the transaction.

      (r) The Acquired Fund Liabilities assumed by Acquiring Fund plus the liabilities, if any, to which the transferred assets are subject were incurred by Acquired Fund in the ordinary course of its business.

      (s) The fair market value of the Acquired Fund assets transferred to Acquiring Fund equals or exceeds the sum of the Acquired Fund Liabilities assumed by Acquiring Fund and the amount of liabilities, if any, to which the transferred assets are subject.

      (t) Acquired Fund does not pay compensation to any shareholder-employee.

                                     OPINION
                                     -------

      On the basis of and subject to the foregoing and in reliance upon the representations described above, we are of the opinion that:

      (a) The acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in liquidation of Acquired Fund, of Acquiring Fund Shares to Acquired Fund shareholders in exchange for their Acquired Fund Shares and the termination of Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code. Acquiring Fund and Acquired Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

      (b) No gain or loss will be recognized by Acquired Fund upon (i) the transfer of all of its assets to Acquiring Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund and (ii) the distribution by Acquired Fund of such Acquiring Fund Shares to the shareholders of Acquired Fund (Sections 361(a) and 361(c) of the Code).

      (c) No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund Shares to Acquired Fund and the assumption of the Acquired Fund Liabilities by Acquiring Fund (Section 1032(a) of the Code).

Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 9


      (d) The basis of the assets of Acquired Fund acquired by Acquiring Fund will be, in each instance, the same as the basis of those assets in the hands of Acquired Fund immediately prior to the transfer (Section 362(b) of the Code).

      (e) The tax holding period of the assets of Acquired Fund in the hands of Acquiring Fund will, in each instance, include Acquired Fund's tax holding period for those assets (Section 1223(2) of the Code).

      (f) The shareholders of Acquired Fund will not recognize gain or loss upon the exchange of all of their Acquired Fund Shares solely for Acquiring Fund Shares as part of the transaction (Section 354(a)(1) of the Code).

      (g) The basis of the Acquiring Fund Shares received by the Acquired Fund shareholders in the transaction will be the same as the basis of the Acquired Fund Shares surrendered in exchange therefor (Section 358(a)(1) of the Code).

      (h) The tax holding period of the Acquiring Fund Shares received by Acquired Fund shareholders will include, for each shareholder, the tax holding period for the Acquired Fund Shares surrendered in exchange therefor, provided that the Acquired Fund Shares were held as capital assets on the date of the exchange (Section 1223(1) of the Code).

      No opinion is expressed or implied regarding the federal income tax consequences to Acquiring Fund, Acquired Fund or Acquired Fund shareholders of any conditions existing at the time of, effects resulting from, or other aspects of the transaction except as expressly set forth above, including but not limited to whether Acquiring Fund or Acquired Fund realizes or recognizes gross income or income described in Section 851(b)(2) of the Code as a result of the payment of any expenses of the transaction by Bankers Trust Company. This opinion may not be relied upon except with respect to the consequences specifically discussed herein nor may it be relied upon by persons or entities to whom it is not addressed, other than with our prior written consent.


                                Very truly yours,



                                Hale and Dorr LLP

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Boards of Trustees
Morgan Grenfell Investment Trust
BT Investment Funds
September 30, 1999
Page 10